Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Forum Investors IV LLC

Address of Joint Filer:	c/o Forum Merger IV Corporation
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Forum Merger IV Corporation [FMIV]

Date of Event Requiring Statement:
(Month/Day/Year):	03/17/2021

Name of Joint Filer:	Forum Capital Management IV LLC

Address of Joint Filer:	c/o Forum Merger IV Corporation
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Forum Merger IV Corporation [FMIV]

Date of Event Requiring Statement:
(Month/Day/Year):	03/17/2021

Name of Joint Filer:	Marshall Kiev

Address of Joint Filer:	c/o Forum Merger IV Corporation
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer

Issuer Name and Ticker or Trading Symbol:	Forum Merger IV Corporation [FMIV]

Date of Event Requiring Statement:
(Month/Day/Year):	03/17/2021

Name of Joint Filer:	David Boris

Address of Joint Filer:	c/o Forum Merger IV Corporation
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer

Issuer Name and Ticker or Trading Symbol:	Forum Merger IV Corporation [FMIV]

Date of Event Requiring Statement:
(Month/Day/Year):	03/17/2021